Exhibit 99(d)(iii)

CERTIFICATE NO.	SHARES
GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.
Organized Under the Laws of The State of Maryland
Series [ ] Auction Rate Preferred Shares
$.001 Par Value Per Share
$[ ] Liquidation Preference Per Share
CUSIP No.
This certifies that Cede & Co. is the owner of fully paid and non-assessable Series [ ] Auction Rate Preferred Shares, $.001 par value per share, $[ ] liquidation preference per share, of the Gabelli Convertible and Income Securities Fund Inc. (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.
A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.
IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this day of _________, 20_.

[ ]		THE GABELLI CONVERTIBLE
INCOME AND SECURITIES FUND INC.

As Transfer Agent and Registrar

By:		By:
	Authorized		President
Signature

Attest:
Secretary
SERIES [ ] AUCTION RATE PREFERRED SHARES MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN ORDER PLACED IN AN AUCTION, (B) TO OR THROUGH A BROKER-DEALER OR (C) TO THE FUND OR ANY AFFILIATE. NOTWITHSTANDING THE FOREGOING, A TRANSFER OTHER THAN PURSUANT TO AN AUCTION WILL NOT BE EFFECTIVE UNLESS THE SELLING EXISTING HOLDER OR THE AGENT MEMBER OF SUCH EXISTING HOLDER (IN THE CASE OF AN EXISTING HOLDER WHOSE SHARES ARE LISTED IN ITS OWN NAME ON THE BOOKS OF THE AUCTION AGENT), OR THE

BROKER-DEALER OR AGENT MEMBER OF SUCH BROKER-DEALER (IN THE CASE OF A TRANSFER BETWEEN PERSONS HOLDING SHARES THROUGH DIFFERENT BROKER-DEALERS), ADVISES THE AUCTION AGENT OF SUCH TRANSFER
Transfer Form
FOR VALUE RECEIVED, hereby sells, assigns and transfers unto Shares represented by this Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.
Dated ,
In presence of
     Shares of Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Articles of Amendment and Restatement and the Fund’s Articles Supplementary.
     The Fund will furnish to any shareholder, upon request and without charge, the Fund’s Articles of Amendment and Restatement and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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